SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2001

CONTINENTAL AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-09781	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950

(Registrant's telephone number, including area code)

Item 5. Other Events.

On December 3, 2001, Continental Airlines, Inc. issued two press releases, one announcing November traffic results and the other announcing the closing of the Company's previously announced public offering of common stock. The press releases are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

    Exhibits

      Press Release -- Traffic

      Press Release -- Offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

By /s/ Jennifer L. Vogel

Jennifer L. Vogel

Vice President and

General Counsel

December 3, 2001

EXHIBIT INDEX

    Press Release -- Traffic

    Press Release -- Offering